EXHIBIT 4.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated November 16, 2012, with respect to the financial statement of Advisors Disciplined Trust 945 comprising Advisors Corporate Trust--Navellier/Dial High Income Opportunities Portfolio, Series 63, contained in Amendment No. 1 to the Registration Statement on Form S-6
(File No. 333-183397) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".


                                /s/ GRANT THORNTON LLP
                                GRANT THORNTON LLP

Chicago, Illinois
November 16, 2012